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                                                                        Contact:
                                                 Rick Cantele, President and CEO
                                                Salisbury Bank and Trust Company
                                           5 Bissell Street, Lakeville, CT 06039
                                                                  (860) 435-9801
                                                          rick@salisburybank.com
For Immediate Release

            SALISBURY BANK AND TRUST COMPANY COMPLETES ACQUISITION OF
                      WEBSTER BANK'S CANAAN BRANCH OFFICE

Lakeville, CT (December 9, 2009) - Salisbury Bancorp, Inc., (NYSE AMEX: "SAL") announced today that its subsidiary, Salisbury Bank and Trust Company ("Salisbury Bank"), has completed its purchase of approximately $11 million in deposits and $2.5 million in loans and the branch office located at 10 Granite Ave., Canaan, Connecticut from Webster Bank, National Association ("Webster Bank") as of the close of business on December 4, 2009. Pursuant to the Purchase and Assumption Agreement entered into by Salisbury Bank and Webster Bank on August 24, 2009, Salisbury Bank assumed certain deposits, fixed assets, and certain loans. Salisbury Bank agreed to retain all branch-based employees of the Webster Canaan branch. As part of the transaction, Salisbury Bank has consolidated the new branch with Salisbury Bank's Canaan branch conveniently located at 100 Main Street, Canaan, Connecticut.

In the aggregate, the transaction included approximately $11 million in deposits
and  approximately   $2.5  million  in  loans,  as  well  as  safe  deposit  box relationships associated with the branch.

"We are pleased to announce this addition to our Salisbury Bank franchise," commented Richard J. Cantele, Jr., President and Chief Executive Officer. "The purchase solidifies our already strong presence in the town of Canaan and forms a solid platform for Salisbury Bank's continued growth in the tri-state area."

"We welcome the customers and employees of Webster Bank's Canaan branch to the Salisbury Bank family and look forward to providing outstanding customer service to these customers," Cantele continued. "Salisbury Bank's spacious Canaan office is conveniently located in the center of town and offers customers access to a full service branch as well as a commercial lender, mortgage advisor and trust officer to meet all of their financial needs. The branch also has two drive-up banking lanes along with a convenient walk-up ATM and ample parking."

"We are pleased with how smoothly this transaction proceeded. Our staff worked very closely with Webster Bank to insure the transition for customers was straightforward and any inconvenience was kept to a minimum."

The purchase is part of Salisbury Bank's strategic initiative to enhance its market share in the tri-state area.

                                     (cont.)

Salisbury Bancorp, Inc.'s sole subsidiary, Salisbury Bank and Trust Company, is a Connecticut chartered commercial bank. The Company has assets in excess of $560 million and capital in excess of $52 million and serves the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, which it has done for approximately 160 years. Salisbury Bank and Trust Company is headquartered in Lakeville, Connecticut and operates full service branches in Canaan, Salisbury, Sharon and Lakeville, Connecticut, South Egremont and Sheffield, Massachusetts and Dover Plains, New York. The Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.

Statements contained in this news release contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward looking statements.

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